SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549





                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                  March 1, 2002
                                  -------------

                          HOMESIDE INTERNATIONAL, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


         Florida                      1-12655                   59-3387041
         -------                      -------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)               File Number)            Identification No.)




                   7301 Baymeadows Way, Jacksonville, FL 32256
                   -------------------------------------------
               (Address of principal executive offices)(Zip Code)



Registrant's telephone number, including area code: (904) 281-3000
                                                    --------------

Item 2.           Acquisition or Disposition of Assets.

         On March 1, 2002, the sale of certain assets of HomeSide International, Inc. (the "Company") and certain of its subsidiaries to Washington Mutual Bank, FA ("WaMu") as contemplated by the Asset Purchase/Liability Assumption Agreement dated as of December 11, 2001 (the "Asset Purchase Agreement") among National Australia Bank Limited (ABN 12 004 044 937) (the "Company's Parent"), the Company, HomeSide Lending, Inc. and WaMu, was consummated.

         In consideration, WaMu paid an amount equal to the net book value of the acquired assets, plus a premium of $25 million.

         The preceding is qualified in its entirety by reference to the Asset Purchase Agreement and a press release, which are attached hereto as Exhibits
2.1 and 99.1, respectively, and are incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

                  (b) Pro Forma Financial Information

                  The Pro Forma financial information required by Item 7 (b) will be filed at a later date.

                  (c) Exhibits

                  The following exhibits are filed herewith or incorporated by reference to a prior filing:

2.1 Asset Purchase/Liability Assumption Agreement, dated as of December 11, 2001, among National Australia Bank Limited (ABN 12 004 044 937), HomeSide Lending, Inc., HomeSide International, Inc. and Washington Mutual Bank, FA (incorporated herein by reference to Exhibit 10.89 to HomeSide International, Inc.'s Annual Report filed on Form 10-K for the year ended September 30, 2001).

99.1     Press Release issued March 2, 2002 by the Company's Parent.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HomeSide International, Inc.


                                           By: /s/ Joseph J. Whiteside
                                           -------------------------------------
                                                  Name:  Joseph J. Whiteside
                                                  Title: Chief Executive Officer

Date:  March 7, 2002